Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements Form S-8 No. 33-61610, Form S-8 No. 33-87950, and Form S-8 No. 333-21413 of
Sunbeam Corporation of our report dated April 28, 2000, with respect to the consolidated financial statements of The Coleman Company and subsidiaries included in Sunbeam Corporation's Annual Report (Form 10-K) for the year ended December 31, 1999.

                                               /s/ ERNST & YOUNG LLP

Kansas City, Missouri
April 28, 2000